AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER __, 2004

                                                     REGISTRATION NO. 333-119646


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               FORM SB-2/A (NO.2)



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         CALYPTE BIOMEDICAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                                  3826                           06-1226727
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)


                          5000 HOPYARD ROAD, SUITE 480
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 730-7200

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                J. RICHARD GEORGE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CALYPTE BIOMEDICAL CORPORATION
                          5000 HOPYARD ROAD, SUITE 480
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 730-7200

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                             JOSEPH A. BARATTA, ESQ.
                               BARATTA & GOLDSTEIN
                                597 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                             (212) 750-9700 (PHONE)
                              (212) 750-8297 (FAX)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED         PROPOSED
                                                             MAXIMUM          MAXIMUM
                                          AMOUNT TO BE   OFFERING PRICE      AGGREGATE           AMOUNT OF
  TITLE OF SHARES TO BE REGISTERED        REGISTERED(1)    PER SHARE(2)    OFFERING PRICE     REGISTRATION FEE
===============================================================================================================
Common Stock, $0.03 par value per share    1,172,205         $ 0.385          $ 451,299         $ 205(3)

(1) Shares of common stock which may be offered pursuant to this registration statement, which shares have been issued pursuant to a private placement transaction. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated in accordance with Rule 457(c) for the purpose of computing the amount of the registration fee based on the average of the high and low trading prices of the Company's common stock on the American Stock Exchange on October 6, 2004.

(3)   Previously paid with original filing on October 8, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VIII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

Calypte has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Calypte's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fees                                       (1) $       205.00

Legal fees and expenses                                         $    35,000.00

Accountants' fees                                               $    10,000.00

Miscellaneous                                                   $     1,795.00
                                                                --------------
Total                                                           $    47,000.00
                                                                ==============
-------------
(1) Previously paid with original filing on october 8, 2004.



ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES`

Private Placements of Common Stock

On January 22, 2001, the Company signed an agreement to place up to $1.1 million in convertible short-term debentures. Under this arrangement, the Company issued two convertible debentures to the debenture holders in the principal amount of $550,000, pursuant to Regulation S of the Securities Act. Each debenture had an interest rate of 6% and was issued at an original issue discount of 9.1%. The Company issued the first debenture on January 26, 2001 and the second on March 13, 2001. Each debenture matured 90 days from the date of issuance, or on April 26, 2001 and June 11, 2001, respectively. Under the terms of the debentures, the debenture holder could elect at any time prior to maturity to convert the balance outstanding on the debentures into shares of the Company's common stock at a fixed price that represented a 5% discount to the average trading price of the shares for the 10 trading days preceding the issuance of each debenture. If the Company chose not to redeem the debentures upon maturity, as in the case of the second debenture, the conversion discount to the debenture holder increased to 15% of the average low bid price for the Company's common stock for any three of the 22 trading days prior to the date of conversion. Concurrent with the issuance of the first debenture, the Company also issued a warrant to the debenture holder for 6,667 shares of common stock at an exercise price of $45. The shares underlying the debentures and warrant were registered using a Form S-3 Registration Statement. The Company received aggregate net proceeds from the issuance of the two debentures of $925,000 during the first quarter of 2001.

On January 24, 2001, the Company amended a common stock purchase agreement with a private investment fund for the issuance and purchase of its common stock. The initial closing of the transaction took place on November 2, 2000. The stock purchase agreement established what is sometimes termed an equity line of credit or an equity draw down facility. The facility generally operated with the investor committed to purchase up to $25 million or up to 20% of the Company's outstanding shares of common stock over a twelve-month period. Once during each draw down pricing period, the Company could request a draw, subject to a formula based on the Company's average stock price and average trading volume setting the maximum amount of the request for any given draw. The amount of money that the investor provided to the Company and the number of shares the Company issued to the investor in return for that money was settled during a 22 day trading period following the draw down request based on the formula in the stock purchase agreement. The investor received a 5% discount to the market price for the 22 day period and the Company received the settled amount of the draw down. By June 30, 2001, the Company had issued 169,500 shares of its common stock, the total number registered for the equity line with the Securities and Exchange Commission, at an average price of $12.60 per share and had received net proceeds of approximately $2,014,000 after deducting expenses of the transaction. There are no further funds available to the Company under this equity line.

In August 2001, the Company and the same private investment fund mentioned in the preceding paragraph signed a common stock purchase agreement for the future issuance and purchase of up to $10 million of the Company's common stock over a twenty-four month period. The initial closing of the transaction occurred in October 2001. Under this arrangement, the Company, at its sole discretion, could draw down on this facility, sometimes termed an equity line, from time to time, and the investment fund was obligated to purchase shares of the Company's common stock. The purchase price of the common stock purchased pursuant to any draw down was equal to 88% of the daily volume weighted average price of the Company's common stock on the applicable date. In conjunction with the signing of the stock purchase agreement, in October 2001, the Company issued a 7-year fully-vested warrant to the investment fund to purchase up to 139,742 shares of common stock at an exercise price of $8.23 per share and 3,833 shares of its common stock as additional fees to the investment fund. The private placement of the related warrants was exempt from registration pursuant to Regulation S. From the time the Registration statement became effective in November 2001 through the expiration of the facility in October 2003, the Company issued a total of 855,776 shares of its common stock at an average price of $3.93 per share and received proceeds of approximately $3.2 million after deducting expenses of the transactions. At the time the facility expired, 633 registered shares remained available for sale under this facility.

In November 2001, the Company sold 52,528 shares of common stock under Regulation D of the Securities Act of 1933 ("the Securities Act") to various investors in a private placement at $5.70 per share, receiving net proceeds of $295,000. The private placement did not include registration rights. Therefore, pursuant to Rule 144 of the Securities Act, the transfer of the securities purchased by the investors was restricted for twelve months from the date of purchase. Three former members of the Company's Board of Directors, Nancy Katz, Mark Novitch and David Collins, purchased an aggregate of 24,038 shares of this offering. The proceeds of this offering were used to fund the Company's current operations. The purchase transactions by the Company's Board members were on a fair and reasonable basis and on terms more favorable to the Company than could have been obtained with non-affiliated parties as a result of the tenuous financial condition of the Company at the time.


The following table summarizes the Company's financing activities from January 2002 through December 16, 2004 by major category and the subsequent table provides the details of these financings. All amounts are in thousands, except per share closing prices in the second table. All share amounts and per share prices reflect the post-split basis of the 1:30 reverse stock split approved by our stockholders on May 20, 2003 and which became effective on May 28, 2003.) The proceeds of all of these financings have been used to fund the Company's current operations.

        SUMMARY OF RECENT FINANCINGS - JANUARY 2002 TO DECEMBER 16, 2004

                                                                     TOTAL
                                           GROSS        NET          SHARES
FINANCING SOURCE                          PROCEEDS    PROCEEDS       ISSUED
-----------------------------------       --------    --------     ---------
Bristol 12% Convertible Debentures

and Warrants                               $   562     $   505       1,476.1
8% Convertible Notes                         3,232       2,594      46,084.3
Other Restart Financings                       750         730       2,720.3
Mercator 12% and 10% Debentures (1)          4,550       3,650      37,529.5
Marr 2003 Private Placements                12,500      11,900      28,333.3
May 2004 PIPE                                9,300       8,769      23,250.0
July 2004 PIPE                               1,488       1,384       3,720.0
                                          --------    --------     ---------
   Total                                   $32,382     $29,532     143,113.5
                                          ========    ========     =========


        (1) At December 16, 2004, the holders have converted all but $60,000 of principal of the convertible debentures issued since September 2002. Based on current market prices, we estimate that we would be required to issue approximately 0.4 million additional shares of our common stock if the holders elected to convert the remaining principal and accrued interest of their debentures at this time. The holders of these 12% convertible debentures claim a transaction date which we dispute. These debentures have not yet been converted pending resolution of the transaction date dispute, which may impact the number of shares of our stock to which the holder is entitled upon conversion. See Note 12 to Detail of Financings.




            The remainder of this page is intentionally left blank.

         DETAIL OF RECENT FINANCINGS - JANUARY 2002 TO DECEMBER 16, 2004

                                                                                             CALYPTE           SHARES
FINANCING TYPE AND                  CONVERSION      GROSS         NET        TRANSACTION     CLOSING         ISSUED/ $
INVESTOR (1)                          FEATURE      PROCEEDS     PROCEEDS        DATE          PRICE         REDEEMED (3)
------------                          -------      --------     --------        ----          -----         ------------
12% CONVERTIBLE DEBENTURES
Bristol Investment Fund, Ltd.      Lesser of (i)      $425          $468        2/11/02        $ 7.50          1,019.4/$525
                                      60% of the       100                      5/11/02        $ 0.90
                                    average of 3      ----
                                  lowest closing
                                  bid prices for
                                         22 days
                                       preceding
                                   conversion or
                                       (ii)$1.50

Class A Warrant                    Lesser of (i)        $4            $4        2/11/02        $ 7.50              56.7/N/A
                                      70% of the
                                      average of
                                        lowest 3
                                  trading prices
                                     for 20 days
                                       preceding
                                   conversion or
                                       (ii)$3.45

Class B Warrant                    Lesser of (i)       $33           $33        2/11/02        $ 7.50               400/N/A
                                      70% of the     -----         -----                                         ----------
                                      average of
                                        lowest 3
                                 trading pricing
                                     for 20 days
                                       preceding
                                   conversion or
                                       (ii)$6.45


    Total Bristol                                     $562          $505                                       1,476.1/$525
                                                     =====         =====                                       ============

8% CONVERTIBLE NOTES                   Lesser of
Alpha Capital Aktiengesellshaft     (i) $3.00 or      $500                      5/24/02        $ 3.60         7,260.7/ $500
Stonestreet Limited Partnership      (ii) 70% of      $500                      5/24/02        $ 3.60         7,075.7/ $500
Filter International Ltd.         The average of      $150                      5/24/02        $ 3.60         2,452.4/ $150
Camden International Ltd.           The 3 lowest      $350                      5/24/02        $ 3.60         5,279.1/ $350
Domino International Ltd.          Trades for 30      $150                      5/24/02        $ 3.60         1,767.4/ $150
Thunderbird Global Corporation              days      $ 75                      5/24/02        $ 3.60          1,083.1/ $75
BNC Bach International Ltd.            Preceding      $200                      5/24/02        $ 3.60         2,463.8/ $200
Excalibur Limited Partnership         conversion      $200                      5/24/02        $ 3.60         1,678.9/ $200
Standard Resources Ltd.                               $100                      5/24/02        $ 3.60         1,542.5/ $100
SDS Capital International Ltd.                        $300                      7/10/02       $ 10.20         4,189.8/ $300
Camden International Ltd.                             $100                      7/10/02       $ 10.20         1,707.9/ $100
Excalibur Limited Partnership                         $250                      7/24/02        $ 6.60         4,238.3/ $250
Stonestreet Limited Partnership                       $250                      8/21/02        $ 3.90         4,042.2/ $250
Alpha Capital Aktiengesellshaft                       $107                       5/9/03        $ 0.63         1,302.5/ $107
                                                      ----                                                    -------------

   Total 8% Convertible Notes                       $3,232        $2,594                                   46,084.3/ $3,232
                                                    ======        ======                                   ================

                                                                                             CALYPTE           SHARES
FINANCING TYPE AND                  CONVERSION      GROSS         NET        TRANSACTION     CLOSING         ISSUED/ $
INVESTOR (1)                          FEATURE      PROCEEDS     PROCEEDS        DATE          PRICE         REDEEMED (3)
------------                          -------      --------     --------        ----          -----         ------------

OTHER RESTART FINANCINGS:
-------------------------

10% CONVERTIBLE NOTE
--------------------

BNC Bach International Ltd.           50% of the     $ 150       $ 150        5/14/02             $4.20       2,217.8/ $150
   (Note: on 7/14/02 the            average of 3                                              $10.80 on
   maturity date was extended             lowest                                               7/14/02;
   until 12/31/02; on December       closing bid                                               $1.92 on
   27, 2002, the maturity date        prices for                                              12/27/02;
   was extended until January            22 days                                               $1.80 on
   15, 2003; on January 15,            preceding                                               1/15/03;
   2003 the maturity date was         conversion                                               $1.50 on
   extended until March 17,                                                                    3/17/03;
   2003, on March 17, 2003 the                                                                 $0.99 on
   maturity date was extended                                                                    4/2/03
   until April 4, 2003; on                                                                     $0.75 on
   April 2, 2003, the maturity                                                                  4/30/03
   date was  extended until May
   5, 2003; on April 30, 2003,
   the maturity date was
   subsequently extended until
   May 10, 2004)(5)

8% CONVERTIBLE DEBENTURES
-------------------------

Su So                                 80% of the     $ 100          $ 90        6/17/02         $4.20        36.7 (4)/ $100
                                    lower of the
                                         average
                                     closing bid
                                        or trade
                                       price for
                                      the 5 days
                                       preceding
                                     conversion,
                                    but not less
                                      than $3.00

Jason Arasheben                       70% of the     $ 100          $ 90        7/03/02         $8.10        15.8 (4)/ $100
                                    lower of the
                                         average
                                     closing bid
                                        or trade
                                       price for
                                      the 5 days
                                       preceding
                                     conversion,
                                    but not less
                                      than $3.00

PIPE AT $1.50 PER SHARE
-----------------------
Careen Ltd.                            $1.50 per     $ 200         $ 200      8/28/02          $ 4.80          225.0/ N/A
Caledonia Corporate Group                  Share     $ 200         $ 200      8/28/02          $ 4.80          225.0/ N/A
    Limited

    Total Other Restart
      Financings                                     $ 750         $ 730                                      2,720.3/ $350
                                                     =====         =====                                      =============

                                                                                             CALYPTE           SHARES
FINANCING TYPE AND                  CONVERSION      GROSS         NET        TRANSACTION     CLOSING         ISSUED/ $
INVESTOR (1)                          FEATURE      PROCEEDS     PROCEEDS        DATE          PRICE         REDEEMED (3)
------------                          -------      --------     --------        ----          -----         ------------

 MERCATOR 12% AND 10% DEBENTURES
             (2)(3)

12% CONVERTIBLE DEBENTURES
--------------------------
Mercator Momentum Fund, L.P.          85% of the     $ 550      $345 (6)        9/12/02         $3.00       4,866.4(4)/$550
($2,000 total commitment)             average of
                                    the 3 lowest
Mercator assigned its rights to:         trading
   Alpha Capital AG                   prices for       250           250        7/24/03        $0.115         2,673.8/ $250
   Gamma Opportunity Capital              the 20       250           250        7/24/03        $0.115         2,685.6/ $250
     Partners, LP                   trading days
   Goldplate Investment Partners       preceding       250           250        7/24/03        $0.115         2,673.8/ $250
   Marr Technologies, B.V. (11)       conversion       570           570         9/1/03        $0.498         5,181.8/ $570
                                                  --------    ----------
                                             (8)     1,870         1,665
   Dr. Khalid Ahmed                                     50            50        10/2/03        $1.310             84.6/ $50
   Roger Suyama                                         20            20        10/2/03        $1.310             33.8/ $20
   Logisticorp, Inc.                                    20            20        10/2/03        $1.310                     -
   Southwest Resource                                                 40           (12)        $1.310
                                                  --------    ----------
     Preservation Inc.                                  40        $1,795        10/2/03                                   -
                                                  --------    ----------                                   ----------------
                                                  $  2,000                         (12)                    18,199.8/ $1,940
                                                  --------                                                 ----------------


Mercator Momentum Fund, L.P.          80% of the      $300          $260       10/22/02         $3.90         0/ $300 (7)
                                      average of
                                    the 3 lowest
                                         trading
                                      prices for
                                          the 20
                                    trading days
                                       preceding
                                     conversion,
                                    but not less
                                      than $1.50

Mercator Momentum Fund L.P. (10)      70% of the      $300          $245        4/29/03        $0.825       3,475.7/ $300
                                      average of
                                    the 3 lowest
                                         trading
                                      prices for
                                          the 20
                                    trading days
                                       preceding
                                     conversion,
                                    but not more
                                      than $1.20

Mercator warrant                       $3.00 per        $0            $0       10/22/02         $3.90                   0
                                           share

10% CONVERTIBLE DEBENTURES
--------------------------

Mercator Focus Fund, L.P. (10)        80% of the    $1,000      $510 (6)        1/14/03         $1.92     7,941.1/ $1,000
                                      average of
                                    the 3 lowest
                                         trading
                                      prices for
                                          the 20
                                    trading days
                                       preceding
                                     conversion,
                                    but not more
                                      than $3.00

                                                                                             CALYPTE           SHARES
FINANCING TYPE AND                  CONVERSION      GROSS         NET        TRANSACTION     CLOSING         ISSUED/ $
INVESTOR (1)                          FEATURE      PROCEEDS     PROCEEDS        DATE          PRICE         REDEEMED (3)
------------                          -------      --------     --------        ----          -----         ------------
Mercator Momentum Fund, L.P. (10)      80% of the      $450          $440        1/30/03         $1.86       2,857.7/ $450
                                      average of
                                    the 3 lowest
                                         trading
                                      prices for
                                          the 20
                                    trading days
                                       preceding
                                     conversion,
                                    but not more
                                      than $3.00

Mercator Focus Fund, L.P. (10)                        $400                      3/13/03         $1.47       3,428.9/ $400
Mercator Momentum Fund III, L.P.      65% of the       100                                                  1,626.3/ $100
                                                       ---                                                  -------------
                                      average of      $500          $400                                    5,055.2/ $500
                                                      ----          ----                                    -------------
                                    the 3 lowest
                                         trading
                                      prices for
                                          the 20
                                    trading days
                                       preceding
                                     conversion,
                                    but not more
                                      than $2.10

   Total Mercator Debentures                        $4,550        $3,650                                   37,529.5/ $4,490
                                                    ======        ======                                   ================

MARR PRIVATE PLACEMENTS
-----------------------

     PIPE AT $0.30 PER SHARE
Marr Technologies B.V. (9)(11)        $0.30 per       $2,500     $2,300        8/1/03          $0.152             8,333.3
                                          share

     PIPE AT $0.50 PER SHARE
Marr Technologies B.V. (9)(11)        $0.50 per      $10,000     $9,600        9/1/03          $0.498            20,000.0
                                                     -------     ------                                          --------
                                          share

 Total Marr Private Placements                       $12,500    $11,900                                          28,333.3
                                                     =======    =======                                          ========

MAY 2004 PRIVATE PLACEMENT
--------------------------

 PIPE AT $0.40 PER SHARE (13)            Units
    SF Capital Partners LP            Issued at       $4,000        $3,720       5/28/04        $0.50              10,000.0
    Marr Technologies BV              $0.40 per        3,000         2,910       5/28/04        $0.50               7,500.0
    Proximity Fund LP                    share;          500           465       5/28/04        $0.50               1,250.0
    Proximity Partners LP           and 5 year           500           465       5/28/04        $0.50               1,250.0
    MTB Small Cap Growth Fund          warrant           500           465       5/28/04        $0.50               1,250.0
                                   exercisable
                                         $0.50
    MTB Multi Cap Growth Fund         per share          500           465       5/28/04        $0.50               1,250.0
    Bridges & PIPES LLC                                  300           279       5/28/04        $0.50                 750.0
                                                      ------       -------                                         --------
       Total May 2004 PIPE                            $9,300       $ 8,769                                         23,250.0
                                                      ======       =======                                         ========


JULY 2004 PRIVATE PLACEMENT
---------------------------

 PIPE AT $0.40 PER SHARE (13)            Units
    Sunrise Equity Partners, L.P.     issued at        $ 750          $698        7/9/04       $0.615               1,875.0
    Amnon Mandelbaum                  $0.40 per           80            74        7/9/04       $0.615                 200.0
    David I. Goodfriend                share; 5            8             7        7/9/04       $0.615                  20.0
                                           year
    TCMP3 Partners                      warrant
                                     exercisable         150           140        7/9/04       $0.615                 375.0
    United Capital Partners, LLC    at $0.50 per
                                           share         500           465        7/9/04       $0.615               1,250.0
                                                         ---           ---                                          -------
       Total July 2004 PIPE                          $ 1,488       $ 1,384                                          3,720.0
                                                     =======       =======                                          =======

---------------------

       (1) The Bristol Debentures and Warrants, the 8% Convertible Notes, the Other Restart Financings, the Mercator 12% and 10% Debentures and warrants, and ther Common Stock underlying MTBV's 2003 PIPE's, the May 2004 and the July 2004 PIPEs were issued under exemptions provided by Regulation S or Regulation D. With the exception of Marr Technologies B.V., which is an affiliate of the Company based on its August and September 2003 PIPE investments and participation in the May 2004 PIPE, none of the entities listed above is or has been an affiliate of the Company. Other than Marr Technologies B.V. , all of the listed investors were subject to ownership limitations restricting their ownership of our stock to a maximum of 4.9% or 9.9%, depending on the specific agreement.

        (2) At December 16, 2004, the holders have converted all but $60,000 of principal of the convertible debentures issued since September 2002. Based on current market prices, we estimate that we would be required to issue approximately 0.4 million additional shares of our common stock if the holders elected to convert the remaining principal and accrued interest of their debentures at this time. See also Note 12.


        (3) On July 18, 2003, the registration statement for 52,500,000 shares underlying the 8% Convertible Notes, the Other Restart Financings and $1,300,000 of the Mercator 12% and 10% Convertible Debentures became effective (File No. 333-106862). As a result of a decline in the market price of our stock subsequent to the effective date of the July 2003 registration statement, the number of shares registered was insufficient to permit the complete conversion of the notes and debentures into registered shares. The shares underlying certain of the convertible securities have become eligible for resale under Rule 144, and certain investors have availed themselves of that eligibility to convert restricted shares issued pursuant to conversions into free-trading shares. On July 8, 2004, the registration statement for 83,056,050 shares underlying Marr Private Placements, the May 2004 PIPE, certain of the Mercator 12% Convertible Debentures, approximately 12.2 million additional shares attributable to financings included in the July 2003 registration statement and approximately 3.3 million shares issued or issuable to vendors consultants and other parties who agreed to accept shares of our Common Stock in lieu of cash became effective (File No. 333-116491). On July 28, 2004, the registration statement for 6,472,800 shares of our Common Stock underlying the July 2004 PIPE and related warrants became effective (File No. 333-117439).

        (4) Includes fee shares.

        (5) On April 30, 2003, when the market price of the common stock was $0.75, we and BNC Bach amended the conversion price to eliminate a conversion price ceiling of $1.50 per share and to increase the discount applicable to the conversion price from 40% to 50%. In return for this modification of the conversion price, BNC Bach agreed to extend the maturity of the note until May 10, 2004. BNC Bach subsequently converted the outstanding principal and accrued interest into shares of our common stock.


        (6) Reflects a 10% cash commitment fee on the entire $2 million commitment paid to The Mercator Group less additional fees and expenses. We registered shares underlying $1,300,000 of the total $2,000,000 commitment in July 2003 and the shares underlying the final $700,000 of this commitment were included in our June 2004 registration statement.


        (7) In conjunction with the issuance of the $1 million 10% convertible debenture to Mercator Focus Fund, L.P., we used the proceeds to repay the $0.3 million outstanding principal balance of the 12% convertible debenture previously issued to Mercator Momentum Fund, L.P. plus accrued interest. The balance of costs incurred represents transactional and legal fees.

        (8) On March 31, 2003, when the market price of our Common Stock was $0.885, we amended the conversion price to eliminate a conversion price floor of $1.50 per share in return for an extension of time in which to register the shares of common stock underlying the various Mercator financings.

        (9) The Securities Purchase Agreements for both transactions between the Company and Marr Technologies B.V. require that we provide cost-free registration rights to Marr; however, Marr is subject to a one-year lock-up provision following the transaction date with respect to the shares purchased.

        (10) On January 14, 2004, when the market price of our common stock was $0.60, we extended the maturity date of the following debentures until July 14, 2004:

            o 10% Convertible Debenture dated January 14, 2003 issued to Mercator Focus Fund, LP

            o 10% Convertible Debenture dated January 30, 2003 issued to Mercator Momentum Fund, LP

            o 10% Convertible Debentures dated March 13, 2003 issued to Mercator Focus Fund, and

            o 12% Convertible Debenture dated April 29, 2003 issued to Mercator Momentum Fund, LP.

In return for the extension of the maturity dates, we have agreed to pay an additional extension fee equal to 2% of the outstanding principal balance per month until the earlier of the extended maturity date or conversion. The extension fee is payable 1% in cash and 1% in shares of our common stock. Additionally, we agreed to file a registration statement including the shares potentially applicable to the conversion of the outstanding debenture balances by no later than April 29, 2004. On April 23, 2004, when the market price of our Common Stock was $0.625, we and the various Mercator Funds agreed to extend until May 14, 2004 the period for filing the registration statement including the shares issued or potentially issuable upon conversion. On May 7, 2004, when the market price of our common stock was $0.48 per share, we and the various Mercator Funds agreed to further extend from May 14, 2004 until 21 days following the closing of a private placement of equity financing of at least $5,000,000, but in any case to no later than June 30, 2004, the period in which we are required to file a registration statement including shares of our common stock issued or potentially issuable upon conversion. Such shares were included in our June 15, 2004 registration statement, which was declared effective on July 8, 2004. All of the subject convertible debentures were converted prior to the extended maturity date.

        (11) On January 23, 2004, when the market price of our common stock was $0.695, we and Marr agreed to extend the registration rights period attributable to 5,181,818 shares of our common stock issued in conjunction with Marr's conversion of $570,000 principal amount of the Company's 12% Convertible Debentures from February 27, 2004 to April 29, 2004. In return for the extension, we agreed to include in our next registration statement an aggregate of 28,333,333 shares of our common stock purchased by Marr in PIPE transactions in the third quarter of 2003. On April 23 2004, when the market price of the Common Stock was $0.625, we MTBV agreed to extend until May 14, 2004 the period for filing the registration statement including the shares issued to MTBV upon conversion of the 12% convertible debenture and in the 2003 PIPE transactions. On May 7 2004, when the market price of our common stock was $0.48 per share, MTBV agreed to further extend from May 14, 2004 until 21 days following the closing of a private placement of equity financing of at least $5,000,000, but in any case to no later than June 30, 2004, the period in which we are required to file a registration statement including shares of our common stock issued to MTBV upon conversion of the 12% convertible debenture and in the 2003 PIPE transactions. Such shares were included in our June 15, 2004 registration statement, which was declared effective on July 8, 2004.

        (12) The holders claim an earlier transaction date with respect to a conversion of the debentures, which we dispute. These debentures have not yet been converted. Assuming immediate conversion at the earlier, disputed transaction date, the number of shares of common stock issuable to Logisticorp and Southwest Resource Preservation would be 213,903 and 427,807, respectively. While reserving our rights with repect to the number of shares calculated as issuable based on the disputed transaction date, we registered that number of shares of Common Stock in our June 15, 2004 registration statement pending resolution of the dispute. The ultimate resolution of the transaction date dispute may determine the number of shares of our stock to which the holder is entitled upon conversion.

        (13) The shares issued pursuant to the May 2004 PIPE and the July 2004 PIPE and the related warrants for each have an anti-dilution feature that will require us to issue additional shares to the PIPE investors and modify their warrants if we subsequently issue additional equity at a per share price of less than $0.40 for a period of one year from the respective closing dates, except under the provisions of previously outstanding convertible debt, option plans, or option or warrant agreements.

Marr Credit Facility

On November 13, 2003, when the market price of our common stock was $0.88 per share, we and Marr, our largest stockholder, entered into an agreement in which Marr agreed to provide us up to an aggregate of $10,000,000 (the "Marr Credit Facility") pursuant to promissory notes that we may issue to Marr on an as-needed basis (the "Notes"). Each Note will bear interest at the rate of 5% per annum and will have a 12-month term. The Marr Credit Facility was available during the period beginning on February 28, 2004 and ending on May 31, 2004. The aggregate amount available under the Marr Credit Facility is proportionally reduced by the amount of any equity financing obtained by the Company during the term of the Marr Credit Facility. Marr has participation rights in any such equity financing on the same terms as the other investors. The Marr Credit Facility provided for earlier termination as of March 31, 2004, if we failed to have our common stock listed on an established stock exchange by that date. Moreover, upon the failure to obtain such stock exchange listing, any outstanding Notes would be due and payable on April 30, 2004. As consideration for the Marr Credit Facility, we issued to a party designated by Marr a warrant to purchase 375,000 shares of our common stock at an exercise price of $0.80 per share. The warrant is immediately exercisable and expires two years after issuance on November 12, 2005.

On March 19, 2004, when the market price of our common stock was $0.575 per share, we and Marr amended the Marr Credit Facility to increase the aggregate amount available under the Marr Credit Facility to $15,000,000 and to eliminate the termination provision upon failure to have the common stock listed on an established stock exchange by March 31, 2004. As additional consideration for the amendment of the Marr Credit Facility, we issued to a party designated by Marr an additional warrant to purchase 400,000 shares of our common stock at an exercise price of $0.46 per share. This warrant is immediately exercisable and expires two years from its date of issuance on March 18, 2006.

On May 26, 2004, when the market price of the Common Stock was $0.46 per share, we and MTBV again amended the Marr Credit Facility whereby MTBV has committed to subscribe for up to $5,000,000 of Promissory Notes that we may issue through December 31, 2004, should our Board of Directors unanimously approve the issuance of one or more such notes before the commitment period expires. Marr currently has two designated representatives serving on our Board of Directors. Any Notes issued pursuant to this second amendment will bear interest at 9% per annum and will have a maturity date of May 31, 2005. The $5,000,000 amount available under the amended Marr Credit Facility is reduced by the amount of any equity financing obtained by the Company after the May 26, 2004 effective date of the second amendment and through the December 31, 2004 commitment period, exclusive of the proceeds from the May 2004 Private Placement. Accordingly, the commitment has been reduced to approximately $3.6 million as a result of the closing of the July 2004 PIPE. As consideration for the extension of the commitment period reflected in the second amendment of the Marr Credit Facility, we issued to MTBV a warrant to purchase 500,000 shares of our Common Stock at an exercise price of $0.40 per share. This warrant is immediately exercisable and expires two years from its date of issuance on May 26, 2006. The shares underlying these three warrants were included in our June 15, 2004 registration statement. At December 16, 2004, we have issued no Notes under the Marr Credit Facility.


Warrants, Options and Stock Grants


Since January 2002, we have entered into various contracts and agreements with consultants who have agreed to accept payment for their services in the form of warrants, options and/or stock grants. We have obtained various services under these arrangements, including legal, financial, business advisory, and other services including business introductions and arrangements with respect to potential domestic and international product placement and the development of potentially synergistic relationships with appropriate public service or other governmental and non-governmental organizations. We have generally issued the warrants at a discount to the then-current market price and have registered the shares underlying the warrants, options and stock grants on Form S-8 Registration Statements for resale by the consultants. We have, since January 2002, issued approximately 10.5 million shares of our common stock as a result of warrant or option exercises and stock grants related to these consulting agreements, of which approximately 7.9 million shares were issued during 2003.


In May 2002, we issued warrants and options to purchase 633,333 shares of our common stock under agreements with consultants to perform legal, financial, business advisory and other services associated with the restart of our operations. The warrants were issued at $0.45 per share on May 9, 2002 when the market price of our common stock was $0.90 per share. The option was granted at $0.90 per share on May 10, 2002, when the market price of our common stock was $0.90 per share. All of the warrant and option grants were non-forfeitable and fully-vested at the date of issuance and were registered for resale by the consultants under Form S-8. The consultants exercised all the warrants and options and we issued 633,333 shares and received proceeds of $292,500. All but one of the consulting agreements discussed above expired in August 2002 and we entered into new agreements with certain of the consultants for legal, financial, business advisory, and other services including introductions and arrangements with respect to potential domestic and international product development of synergistic relationships with appropriate public service organizations. In November 2002, we issued warrants to purchase 950,000 shares of our common stock and stock grants for 70,000 shares of our stock to consultants under the terms of these new agreements. We issued 350,000 warrants at an exercise price of $1.50 per share on November 1, 2002, when the market price of our stock was $4.20 per share. We issued an additional 600,000 warrants at an exercise price of $1.50 on November 20, 2002, when the market price of our common stock was $2.70. All of the warrant grants were non-cancelable and fully-vested at the date of issuance and were registered for resale by the consultants under Form S-8. By February 2003, the consultants had exercised all the warrants and we had received aggregate proceeds of $1.425 million. We issued 986,667 shares of our common stock pursuant to the exercises of the November 2002 warrant and stock grants.

In January and February 2003, we entered into new contracts and extended certain other contracts with existing consultants to perform services as described above. On February 14, 2003, when the market price of our stock was $2.01, we issued warrants exercisable at $1.50 per share and stock grants for an aggregate of 975,216 shares of our common stock as compensation for these services. The warrants were non-cancelable and fully-vested at the date of issuance. By May 31, 2003, the consultants had exercised warrants to purchase all of the shares granted to them and we had received proceeds of $0.8 million.

During March 2003, when the market price of our stock ranged from $1.32 to $1.50 per share, we issued warrants exercisable at $0.75 per share and stock grants for an aggregate of 1,350,400 as compensation for services under new or extended contracts. The warrants were non-cancelable and fully-vested at the date of issuance. By May 31, 2003, the consultants had exercised warrants to purchase all of the shares granted to them and we had received proceeds of approximately $0.9 million.

In April 2003, when the price of our stock ranged from $0.81 to $0.885 per share, we entered into additional contracts, extended certain contracts, and modified certain other contracts with existing consultants who agreed to settle a portion of the outstanding balance due for services under their contracts in stock. We issued warrants at $0.75 per share and stock grants for an aggregate of 1,490,600 shares of our common stock as compensation or settlement for these services. The warrants were non-cancelable and fully-vested at the date of issuance. By May 31, 2003, the consultants had exercised warrants to purchase all of the shares granted to them and we had received proceeds of approximately $0.1 million.

In May 2003, when the price of our stock ranged from $0.552 to $0.576 per share, we again entered into new contracts, extended certain contracts, and modified certain other contracts with existing consultants who agreed to settle a portion of the outstanding balance due for services under their contracts in shares of stock. We issued warrants at $0.30 per share and stock grants for an aggregate of 2,080,305 shares of our common stock as compensation or settlement for these services. The warrants were non-cancelable and fully-vested at the date of issuance. By September 30, 2003, the consultants had exercised warrants to purchase all of the shares granted to them and we had received proceeds of approximately $0.5 million.

In July 2003, when the price of our stock ranged from $0.11 to $0.30 per share, we extended a contract for consulting and other services and granted the consultant a warrant to purchase 722,500 shares of our common stock at 50% of the closing market price on the date of any exercise as compensation under the contract. The warrant was granted as fully-vested and expired on September 30, 2003. By September 30, 2003, the consultant had exercised the entire warrant at prices ranging from $0.08 to $0.61 per share and we had received proceeds of approximately $0.4 million. Also during July 2003, we issued stock grants to consultants for an aggregate of 356,344 shares of our common stock as compensation under their contracts.


On August 20, 2003, when the price of our stock was $0.18 per share, we issued consulting contracts to two new consultants pursuant to which we issued warrants for 100,000 shares each, exercisable at $0.18 per share. The warrants were non-cancelable and fully-vested at the date of issuance. In December 2004, one of the consultants exercised warrants to purchase 100,000 shares of our common stock. At December 16, 2004, the other consultant has not exercised any of the warrants granted to him.


In September 2003, when the price of our stock ranged from $0.50 to $1.80 per share, we issued an aggregate of 800,000 shares of our common stock to consultants and other service providers who agreed to take shares of stock in lieu of cash as compensation under their contracts.

In October and November 2003, when the price of our stock ranged from $0.53 to $1.65 per share, we issued an aggregate of 125,000 shares of our common stock to consultants and other service providers who agreed to take shares of stock in lieu of cash as compensation under their contracts.

In February 2004, when the price of our stock was $0.67 per share, we issued 500,000 shares of our common stock to a consultant who had agreed to accept shares of stock as a portion of its compensation under a consulting agreement. We issued approximately 67,000 additional shares of our common stock during the first quarter of 2004 to another consultant under the terms of a long-term consulting agreement.

In May 2004, when the price of our stock was $0.465 per share, we issued warrants to purchase 150,000 shares of our common stock at an exercise price of $0.50 as a portion of the compensation under a consulting contract. The warrants were exercisable immediately and remain so for a period of five years.

In June 2004, when the price of our stock was $0.52 per share, we issued 250,000 shares of our common stock to a consultant who had agreed to accept shares of stock as a portion of its compensation under a consulting agreement.

To conserve cash and to obtain goods and services, the Company may continue to issue options and warrants at discounts to market or issue direct stock grants. In the event that the Company issues additional options and warrants, it is anticipated that the securities will contain cost-free registration rights which will be granted to holders of the options and warrants, and that there may be dilution to the Company's existing stockholders.

Capital Lease

In September 2004, when the price of our stock was $0.38 per share, we entered into a lease for $500,000 of equipment used in our Rockville, Maryland manufacturing facility. The lease has a minimum term of 3 years with an extension option of 3 months, and requires monthly payments of $17,250 during the initial term and extension periods. In conjunction with the lease, we issued to the lessor a warrant to purchase 55,000 shares of our common stock at a price of $0.4060 per share. The warrant is exercisable for a period of three years.


Intellectual  Property  and  Equipment
Purchase Using Stock

On September 30, 2004, when the market price of our common stock was $0.39 per share and pursuant to Regulation S, we entered into the License Agreement pursuant to which we are required to pay to Ani Biotech an aggregate of 1,232,840 Euros (approximately US $1,500,000) in either our common stock or cash to acquire certain licenses and manufacturing equipment. On September 30, 2004, we issued 1,172,205 restricted shares of our common stock to Ani, representing the first installment under the License Agreement. These shares are being registered in this registration statement. Subsequent installments under the License Agreement are due over the next several months, beginning five days following the effectiveness of this registration statement. Such payments may be paid in registered shares of our common stock, or in cash, at our sole discretion. Should we elect to file a subsequent registration statement registering such shares, the License Agreement provides that we would issue such shares of our Common Stock to Ani Biotech at a price equal to the average closing price of our Common Stock as quoted on the American Stock Exchange for the five days immediately preceding the transfer, but not at less than $0.40 per share.

ITEM 27.    EXHIBITS.

The exhibits filed as part of this Agreement, Registration Statement are as dated as of follows:

2.1 Asset Purchase Agreement, dated as of November 18, 1998, between Calypte and Cambridge; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated December 16, 1998.

3.1 Bylaws of the Registrant, as amended on January 19, 2004. incorporated by reference from an exhibit filed with the Company's Quarterly report on Form 10-QSB/A (No. 1) dated January 29, 2004.

3.2 Restated Certificate of Incorporation of Calypte Biomedical Corporation, a Delaware corporation, filed July 31, 1996; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 28, 1997.

3.3 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Calypte Biomedical Corporation effective as of February 14, 2003 incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 26, 2003.

3.4 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Calypte Biomedical Corporation, effective as of May 27, 2003.

3.5 Certificate of Correction of Calypte Biomedical Corporation, effective as of May 28, 2003.

4.1 Rights Agreement between the Registrant and Chase Mellon Shareholders L.L.C. as Rights Agents dated December 15, 1998; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated December 16, 1998.

5.1      Opinion of Baratta & Goldstein.

10.1 Form of Indemnification Agreement between the Company and each of its directors and officers, as amended January 19, 2004.

10.2 1991 Incentive Stock Plan; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.3 1995 Director Option Plan, as amended effective May 20, 2003; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106389) dated June 23, 2003.

10.4 1995 Employee Stock Purchase Plan, amended as of May 20, 2003; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106389) dated June 23, 2003.

10.9 Standard Form Lease 1255-1275 Harbor Bay Parkway Harbor Bay Business Park between Commercial Center Bank and the Registrant, dated as of August 22, 1992; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.15^ License Agreement between the Registrant and New York University, dated as of August 13, 1993; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.16 First Amendment to License Agreement between the Registrant and New York University, dated as of January 11, 1995; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.17 Second Amendment to License Agreement between the Registrant and New York University, dated as of October 15, 1995; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996..

10.18^ Third Amendment to License Agreement between the Registrant and New York University, dated as of January 31, 1996; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.21^ Sublicense Agreement between the Registrant and Cambridge Biotech Corporation, dated as of March 31, 1992; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.22^ Master Agreement between the Registrant and Cambridge Biotech Corporation, dated as of April 12, 1996; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.23^ Sub-License Agreement between the Registrant and Cambridge Biotech Corporation, dated as of April 12, 1996; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.24^ Agreement between the Registrant and Repligen Corporation, dated as of March 8, 1993; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.25^ Non-Exclusive License Agreement between the Registrant and The Texas A&M University System, dated as of September 12, 1993; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.33 Form of Option Agreement for Stockholders of Pepgen Corporation, dated as of October 12, 1995; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.41 Second Addendum to Lease between the Registrant and Commercial Center Bank dated as of July 21, 1997; incorporated by reference from exhibits filed with the Company's Report on Form 10-K dated March 25, 1998.

10.51 Non-Exclusive Patent and License Agreement between the Registrant and Public Health Service, dated June 30, 1999; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated November 15, 1999.

10.55 Master Lease Agreement between Aquila Biopharmaceuticals, Inc., Landlord, and Biomerieux Vitek, Inc., Tenant, dated as of October 22, 1996; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.56 First Amendment to Lease between Aquila Biopharmaceuticals, Inc. Landlord, and Biomerieux Vitek, Inc., Tenant, dated October 2, 1997; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.57 Sublease Agreement between Registrant and Cambridge Biotech Corporation, assignee of Biomerieux, Inc. dated as of December 17, 1998; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.58 Sublease Agreement between Registrant and Cambridge Biotech Corporation, sub-lessee of DynCorp, dated as of December 17, 1998; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.62 Employment Agreement between the Registrant and Nancy E. Katz, dated as of October 18, 1999; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.66 Restated Technology Rights Agreement between Registrant and Howard B. Urnovitz, Ph.D. dated as of March 1, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated May 12, 2000.

10.67 Technology Rights Agreement between Registrant and Chronix Biomedical dated as of March 1, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated May 12, 2000.

10.70^ Distribution Agreement between the Registrant and Biobras S.A., dated as of May 11, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 10, 2000.

10.73^ Fourth Amendment to the License Agreement between the Registrant and New York University, dated as of June 1, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 10, 2000.

10.74 2000 Equity Incentive Plan, amended as of May 20, 2003; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106389) dated June 23, 2003.

10.79 Convertible Debentures and Warrants Purchase Agreement between the Registrant and AMRO International, S.A. dated January 22, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.84 Stock Purchase Warrant to purchase common stock dated January 24, 2001 issued to Townsbury Investments Limited; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.85 Common Stock Purchase Agreement between Calypte and Townsbury Investments Limited dated November 2, 2000; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.86 Registration Rights Agreement between Calypte and Townsbury Investments Limited dated November 2, 2000; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.87 Escrow Agreement among Calypte, Townsbury Investments Limited and Epstein, Becker & Green, P.C. dated November 2, 2000; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.88 Amendment to Common Stock Purchase Agreement between Calypte and Townsbury Investments Limited dated January 24, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.91 Third Addendum to Lease between the Registrant and Gee-Aspora LLC dated as of October 31, 2001; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 11, 2002.

10.92 Registration Rights Agreement between the Registrant and AMRO International, S.A. dated January 22, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.93 Escrow Agreement between the Registrant and AMRO International, S.A. dated January 22, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.94 Stock Purchase Warrant to purchase common stock issued to AMRO International, S.A. on January 24, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.95 6% Convertible Debenture in the principal amount of $550,000, due April 26, 2001, issued to AMRO International, S.A. ; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001

10.96 6% Convertible Debenture in the principal amount of $550,000, due June 11, 2001, issued to AMRO International, S.A. ; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001

10.97 Common Stock Purchase Agreement between Calypte and Townsbury Investments Limited dated August 23, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.98 Registration Rights Agreement between Calypte and Townsbury Investments Limited dated August 23, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.99 Escrow Agreement among Calypte, Townsbury Investments Limited and New York Escrow Services, LLC dated August 23, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.100 Stock Purchase Warrant to purchase Common Stock dated October 19, 2001 issued to Townsbury Investments Limited; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.101 Securities Purchase Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.102 Registration Rights Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.103 Security Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.104 Form of Secured Convertible Debenture Securities Purchase Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.105 Class A Stock Purchase Warrant for 56,667 shares of Common Stock issued to Bristol Investment Fund, Ltd.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.106 Class B Stock Purchase Warrant for 400,000 shares of Common Stock issued to Bristol Investment Fund, Ltd.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.107 Stock Purchase Warrant for 283 shares of Common Stock issued to Alexander Dunham Capital Group, Inc.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.108 Stock Purchase Warrant for 2,550 shares of Common Stock issued to Bristol Capital, LLC. ; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.109 Form of Common Stock Purchase Agreement between the Registrant and certain Purchasers dated November 13, 2001; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 11, 2002.

10.110 Form of Common Stock Purchase Agreement with certain trade creditors issued pursuant to a private placement completed on February 12, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 11, 2002.

10.111 Form of Subscription Agreement and 8% Convertible Note; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated June 3, 2002.

10.112 Form of Subscription Agreement and 8% Convertible Note Issued July 17, 2002 by Registrant; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 14, 2002.

10.113 Employment Agreement between the Registrant and Anthony J. Cataldo dated May 10, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 14, 2002.

10.114 Amendment to Non-Exclusive Patent and License Agreement between Registrant and Public Health Service, dated April 5, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 14, 2002.

10.115   Investment  Commitment   Arrangement  with  Cataldo  Investment  Group;
         incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002.

10.116 Term Sheet for Mercator Momentum Fund LP and Form of Registration Rights Agreement; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002.

10.117 Form of Subscription Agreement under Regulation S for Caledonia Corporate Group Ltd. And Careen Ltd.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002

10.118 Bi-Coastal Consulting, Inc. Agreements; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002.

10.119 Employment Agreement between the Registrant and Nancy E. Katz, dated October 31, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated November 14, 2002.

10.120 12% Convertible Debenture Agreement and related Warrant and Registration Rights Agreement dated as of October 22, 2002 between Registrant and Mercator Momentum Fund, L.P.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated December 10, 2002.

10.121 Distribution Agreement between the Registrant and Zhong Yang Pute Co. dated as of October 10, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q/A (No.3) dated February 4, 2003.

10.122 Amendment to Agreement with Mercator Momentum Fund dated as of December 23, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K/A dated January 21, 2003.

10.123 10% convertible Debenture and related Registration Rights Agreement dated as of January 14, 2003 between Registrant and Mercator Focus Fund, L.P.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated January 21, 2003.

10.124 Distribution and Usage Memorandum of Understanding between Registrant and Safe Blood for Africa Foundation, dated as of December 10, 2002; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2/A (No. 5) (File No. 333-84660) dated February 4, 2003.

10.125 Employment Agreement between Registrant and Richard D. Brounstein dated as of January 1, 2003; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-K dated March 26, 2003.

10.126 Letter Agreement between Registrant and Nancy E. Katz dated February 14, 2003; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-K dated March 26, 2003.

10.127 Letter Agreement between Registrant and Bristol Investment Fund, Ltd. Dated February 28, 2003; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-K dated March 26, 2003.

10.128 2003 Non-Qualified Stock Option Plan; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106387) dated June 23, 2003.

10.129 Consulting Agreement between Registrant and Junebug Enterprises effective as of April 23, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.130 Employment Agreement between Registrant and Jay Oyakawa, dated as of August 12, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.131   Separation  Agreement,  Mutual  Release  and  Waiver of Claims  between
         Registrant and Nancy E. Katz, effective as of June 27, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.132 Subscription Agreement between Registrant and Marr Technologies B.V. dated as of August 1, 2003 incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.133 Subscription Agreement between the Company and Marr Technologies B.V. for 20,000,000 shares of Registrant's Common Stock dated August 28, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated September 12, 2003.

10.134 Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes between the Company and Marr Technologies B.V. dated November 13, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated November 14, 2003.

10.135 Separation Agreement and Release between the Company and Jay Oyakawa dated January 19, 2004; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB/A (No. 1) dated January 29, 2004.

10.136 Employment Agreement between the Company and J. Richard George effective as of January 20, 2004; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-KSB dated March 29, 2004.

10.137 Lease Agreement between the Company and ARE-1500 East Gude LLC dated as of March 1, 2004; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-KSB dated March 29, 2004.

10.138 Amendment No. 1 to Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes between the Company and Marr Technologies B.V. dated March 19, 2004 incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated March 19, 2004.

10.139 Common Stock Purchase Warrant to Purchase 400,000 Shares of Common Stock between the Company and Boodle Hatfield dated March 19, 2004 incorported by reference from filed as an exhibit with the Company's Report on Form 8-K dated March 19, 2004

10.140 Amendment No. 1 to Separation Agreement and Release between the Company and Jay Oyakawa dated February 25, 2004 incorporated by reference from filed as an exhibit with the Company's Quarterly Report on Form 10-QSB dated May 13, 2004.

10.141 Form of Securities Purchase Agreement between the Company and the investors in the May 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on June 1, 2004.

10.142 Form of Registration Rights Agreement between the Company and the investors in the May 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on June 1, 2004.

10.143 Form of Warrant between the Company and the investors in the May 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on June 1, 2004

10.144 Amendment No. 2 to Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes between the Company and Marr Technologies B.V. effective May 26, 2004, incorporated by reference from an exhibit filed with the Company's report on Form 8-K on June 3, 2004.

10.145 Common Stock Purchase Warrant to Purchase 500,000 Shares of Common Stock issued by the Company to Marr Technologies B.V. dated May 26, 2004, incorporated by reference from an exhibit filed with the Company's report on Form 8-K on June 3, 2004.

10.146 2004 Incentive Plan, incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 on June 25, 2004.

10.147 Form of Securities Purchase Agreement between the Company and the investors in the July 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on July 13, 2004.

10.148 Form of Registration Rights Agreement between the Company and the investors in the July 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on July 13, 2004.

10.149 Form of Warrant between the Company and the investors in the July 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on July 13, 2004.


10.150 Sublicense Agreement between the Company and Abbott Laboratories dated June 28, 2004 incorporated by reference from an exhibit filed with the Company's Quarterly Report on Form 10-QSB/A (No. 1) dated December 17, 2004.

10.151 License Agreement and Technology Transfer Agreement between the Company and Ani Biotech Oy dated as of September 30, 2004 incorporated by reference from an exhibit filed with the Company's Report on Form 8-K/A (No. 1) on December 17, 2004.

10.152 License Agreement between the Company and Bio-Rad Laboratories, Inc. and Bio-Rad Pasteur dated September 28, 2004, incorporated by reference from an exhibit filed with the Company's Report on Form 8-K/A (No. 1) on December 17, 2004.

15.1 Letter from Odenberg Ullakko Muranishi & Co. LLP dated December 16, 2004 regarding Interim Financial Statements


16.1 Letter from KPMG to SEC regarding Registrant's change in accountants; incorporated by reference from an exhibit filed on the Company's Report on Form 8-K dated January 2, 2004 and amended January 9, 2004.

21.1 Subsidiaries of the Registrant; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

23.1 Consent of Odenberg Ullakko Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2     Consent of Baratta & Goldstein  (included  in opinion  filed as Exhibit
         5.1).

24.1     Power of Attorney (see page II-19 to II-20).

----------
^ Confidential treatment has been granted as to certain portions of this exhibit.

 ITEM 28.    UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:


      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       6. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14-a or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES





Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Calypte Biomedical Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2/A (No. 1) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, State of California, on the 23rd day of December, 2004.



                                       CALYPTE BIOMEDICAL CORPORATION

                                       By:  /s/    J. Richard George
                                         -----------------------------------
                                         J. RICHARD GEORGE
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Richard George and Richard Brounstein his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:



SIGNATURE                   TITLE                               DATE
-------------------------   ----------------------------------  -----------------

/s/ Roger I. Gale           Chairman of the Board of Directors  December 23, 2004
-------------------------
ROGER I. GALE

/s/ J. Richard George       President and Chief Ececutive       December 23, 2004
-------------------------   Officer
J. RICHARD GEORGE P

/s/ Richard D. Brounstein   Executive Vice President, Chief     December 23, 2004
-------------------------   Financial Officer Principal
RICHARD D. BROUNSTEIN       (Financial and Accounting Officer)

/s/ John J. DiPietro        Director                            December 23, 2004
-------------------------
JOHN J. DIPIETRO


/s/ Paul Freiman            Director                            December 23, 2004
-------------------------
PAUL FREIMAN


/s/ Julius R. Krevans, M.D. Director                            December 23, 2004
-------------------------
JULIUS R. KREVANS, M.D.

/s/ Maxim A. Soulimov       Director                            December 23, 2004
-------------------------
MAXIM A. SOULIMOV


                                 EXHIBIT INDEX

2.1 Asset Purchase Agreement, dated as of November 18, 1998, between Calypte and Cambridge; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated December 16, 1998.

3.1 Bylaws of the Registrant, as amended on January 19, 2004. incorporated by reference from an exhibit filed with the Company's Quarterly report on Form 10-QSB/A (No. 1) dated January 29, 2004.

3.2 Restated Certificate of Incorporation of Calypte Biomedical Corporation, a Delaware corporation, filed July 31, 1996; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 28, 1997.

3.3 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Calypte Biomedical Corporation effective as of February 14, 2003 incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 26, 2003.

3.4 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Calypte Biomedical Corporation, effective as of May 27, 2003.

3.5 Certificate of Correction of Calypte Biomedical Corporation, effective as of May 28, 2003.

4.1 Rights Agreement between the Registrant and Chase Mellon Shareholders L.L.C. as Rights Agents dated December 15, 1998; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated December 16, 1998.

5.1      Opinion of Baratta & Goldstein.

10.1 Form of Indemnification Agreement between the Company and each of its directors and officers, as amended January 19, 2004.

10.2 1991 Incentive Stock Plan; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.3 1995 Director Option Plan, as amended effective May 20, 2003; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106389) dated June 23, 2003.

10.4 1995 Employee Stock Purchase Plan, amended as of May 20, 2003; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106389) dated June 23, 2003.

10.9 Standard Form Lease 1255-1275 Harbor Bay Parkway Harbor Bay Business Park between Commercial Center Bank and the Registrant, dated as of August 22, 1992; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.15^ License Agreement between the Registrant and New York University, dated as of August 13, 1993; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.16 First Amendment to License Agreement between the Registrant and New York University, dated as of January 11, 1995; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.17 Second Amendment to License Agreement between the Registrant and New York University, dated as of October 15, 1995; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996..

10.18^ Third Amendment to License Agreement between the Registrant and New York University, dated as of January 31, 1996; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.21^ Sublicense Agreement between the Registrant and Cambridge Biotech Corporation, dated as of March 31, 1992; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.22^ Master Agreement between the Registrant and Cambridge Biotech Corporation, dated as of April 12, 1996; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.23^ Sub-License Agreement between the Registrant and Cambridge Biotech Corporation, dated as of April 12, 1996; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.24^ Agreement between the Registrant and Repligen Corporation, dated as of March 8, 1993; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.25^ Non-Exclusive License Agreement between the Registrant and The Texas A&M University System, dated as of September 12, 1993; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.33 Form of Option Agreement for Stockholders of Pepgen Corporation, dated as of October 12, 1995; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

10.41 Second Addendum to Lease between the Registrant and Commercial Center Bank dated as of July 21, 1997; incorporated by reference from exhibits filed with the Company's Report on Form 10-K dated March 25, 1998.

10.51 Non-Exclusive Patent and License Agreement between the Registrant and Public Health Service, dated June 30, 1999; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated November 15, 1999.

10.55 Master Lease Agreement between Aquila Biopharmaceuticals, Inc., Landlord, and Biomerieux Vitek, Inc., Tenant, dated as of October 22, 1996; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.56 First Amendment to Lease between Aquila Biopharmaceuticals, Inc. Landlord, and Biomerieux Vitek, Inc., Tenant, dated October 2, 1997; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.57 Sublease Agreement between Registrant and Cambridge Biotech Corporation, assignee of Biomerieux, Inc. dated as of December 17, 1998; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.58 Sublease Agreement between Registrant and Cambridge Biotech Corporation, sub-lessee of DynCorp, dated as of December 17, 1998; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.62 Employment Agreement between the Registrant and Nancy E. Katz, dated as of October 18, 1999; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 30, 2000.

10.66 Restated Technology Rights Agreement between Registrant and Howard B. Urnovitz, Ph.D. dated as of March 1, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated May 12, 2000.

10.67 Technology Rights Agreement between Registrant and Chronix Biomedical dated as of March 1, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated May 12, 2000.

10.70^ Distribution Agreement between the Registrant and Biobras S.A., dated as of May 11, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 10, 2000.

10.73^ Fourth Amendment to the License Agreement between the Registrant and New York University, dated as of June 1, 2000; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 10, 2000.

10.74 2000 Equity Incentive Plan, amended as of May 20, 2003; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106389) dated June 23, 2003.

10.79 Convertible Debentures and Warrants Purchase Agreement between the Registrant and AMRO International, S.A. dated January 22, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.84 Stock Purchase Warrant to purchase common stock dated January 24, 2001 issued to Townsbury Investments Limited; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.85 Common Stock Purchase Agreement between Calypte and Townsbury Investments Limited dated November 2, 2000; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.86 Registration Rights Agreement between Calypte and Townsbury Investments Limited dated November 2, 2000; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.87 Escrow Agreement among Calypte, Townsbury Investments Limited and Epstein, Becker & Green, P.C. dated November 2, 2000; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.88 Amendment to Common Stock Purchase Agreement between Calypte and Townsbury Investments Limited dated January 24, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-54316) filed on January 25, 2001, as amended on February 9, 2001.

10.91 Third Addendum to Lease between the Registrant and Gee-Aspora LLC dated as of October 31, 2001; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 11, 2002.

10.92 Registration Rights Agreement between the Registrant and AMRO International, S.A. dated January 22, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.93 Escrow Agreement between the Registrant and AMRO International, S.A. dated January 22, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.94 Stock Purchase Warrant to purchase common stock issued to AMRO International, S.A. on January 24, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001.

10.95 6% Convertible Debenture in the principal amount of $550,000, due April 26, 2001, issued to AMRO International, S.A. ; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001

10.96 6% Convertible Debenture in the principal amount of $550,000, due June 11, 2001, issued to AMRO International, S.A. ; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-3 (File No. 333-58960) filed on April 13, 2001

10.97 Common Stock Purchase Agreement between Calypte and Townsbury Investments Limited dated August 23, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.98 Registration Rights Agreement between Calypte and Townsbury Investments Limited dated August 23, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.99 Escrow Agreement among Calypte, Townsbury Investments Limited and New York Escrow Services, LLC dated August 23, 2001; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.100 Stock Purchase Warrant to purchase Common Stock dated October 19, 2001 issued to Townsbury Investments Limited; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2 (File No. 333-72268) filed on October 26, 2001.

10.101 Securities Purchase Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.102 Registration Rights Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.103 Security Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.104 Form of Secured Convertible Debenture Securities Purchase Agreement between the Registrant and Bristol Investment Fund, Ltd. Dated as of February 11, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.105 Class A Stock Purchase Warrant for 56,667 shares of Common Stock issued to Bristol Investment Fund, Ltd.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.106 Class B Stock Purchase Warrant for 400,000 shares of Common Stock issued to Bristol Investment Fund, Ltd.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.107 Stock Purchase Warrant for 283 shares of Common Stock issued to Alexander Dunham Capital Group, Inc.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.108 Stock Purchase Warrant for 2,550 shares of Common Stock issued to Bristol Capital, LLC. ; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated February 15, 2002.

10.109 Form of Common Stock Purchase Agreement between the Registrant and certain Purchasers dated November 13, 2001; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 11, 2002.

10.110 Form of Common Stock Purchase Agreement with certain trade creditors issued pursuant to a private placement completed on February 12, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-K dated March 11, 2002.

10.111 Form of Subscription Agreement and 8% Convertible Note; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated June 3, 2002.

10.112 Form of Subscription Agreement and 8% Convertible Note Issued July 17, 2002 by Registrant; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 14, 2002.

10.113 Employment Agreement between the Registrant and Anthony J. Cataldo dated May 10, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 14, 2002.

10.114 Amendment to Non-Exclusive Patent and License Agreement between Registrant and Public Health Service, dated April 5, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated August 14, 2002.

10.115   Investment  Commitment   Arrangement  with  Cataldo  Investment  Group;
         incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002.

10.116 Term Sheet for Mercator Momentum Fund LP and Form of Registration Rights Agreement; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002.

10.117 Form of Subscription Agreement under Regulation S for Caledonia Corporate Group Ltd. And Careen Ltd.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002

10.118 Bi-Coastal Consulting, Inc. Agreements; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated November 12, 2002.

10.119 Employment Agreement between the Registrant and Nancy E. Katz, dated October 31, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q dated November 14, 2002.

10.120 12% Convertible Debenture Agreement and related Warrant and Registration Rights Agreement dated as of October 22, 2002 between Registrant and Mercator Momentum Fund, L.P.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated December 10, 2002.

10.121 Distribution Agreement between the Registrant and Zhong Yang Pute Co. dated as of October 10, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 10-Q/A (No.3) dated February 4, 2003.

10.122 Amendment to Agreement with Mercator Momentum Fund dated as of December 23, 2002; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K/A dated January 21, 2003.

10.123 10% convertible Debenture and related Registration Rights Agreement dated as of January 14, 2003 between Registrant and Mercator Focus Fund, L.P.; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated January 21, 2003.

10.124 Distribution and Usage Memorandum of Understanding between Registrant and Safe Blood for Africa Foundation, dated as of December 10, 2002; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-2/A (No. 5) (File No. 333-84660) dated February 4, 2003.

10.125 Employment Agreement between Registrant and Richard D. Brounstein dated as of January 1, 2003; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-K dated March 26, 2003.

10.126 Letter Agreement between Registrant and Nancy E. Katz dated February 14, 2003; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-K dated March 26, 2003.

10.127 Letter Agreement between Registrant and Bristol Investment Fund, Ltd. Dated February 28, 2003; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-K dated March 26, 2003.

10.128 2003 Non-Qualified Stock Option Plan; incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 (File No. 333-106387) dated June 23, 2003.

10.129 Consulting Agreement between Registrant and Junebug Enterprises effective as of April 23, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.130 Employment Agreement between Registrant and Jay Oyakawa, dated as of August 12, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.131   Separation  Agreement,  Mutual  Release  and  Waiver of Claims  between
         Registrant and Nancy E. Katz, effective as of June 27, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.132 Subscription Agreement between Registrant and Marr Technologies B.V. dated as of August 1, 2003 incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated August 14, 2003.

10.133 Subscription Agreement between the Company and Marr Technologies B.V. for 20,000,000 shares of Registrant's Common Stock dated August 28, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated September 12, 2003.

10.134 Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes between the Company and Marr Technologies B.V. dated November 13, 2003; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB dated November 14, 2003.

10.135 Separation Agreement and Release between the Company and Jay Oyakawa dated January 19, 2004; incorporated by reference from an exhibit filed with the Company's Report on Form 10-QSB/A (No. 1) dated January 29, 2004.

10.136 Employment Agreement between the Company and J. Richard George effective as of January 20, 2004; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-KSB dated March 29, 2004.

10.137 Lease Agreement between the Company and ARE-1500 East Gude LLC dated as of March 1, 2004; incorporated by reference from an exhibit filed with the Company's Annual Report on Form 10-KSB dated March 29, 2004.

10.138 Amendment No. 1 to Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes between the Company and Marr Technologies B.V. dated March 19, 2004 incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated March 19, 2004.

10.139 Common Stock Purchase Warrant to Purchase 400,000 Shares of Common Stock between the Company and Boodle Hatfield dated March 19, 2004 incorporated by reference from an exhibit filed with the Company's Report on Form 8-K dated March 19, 2004

10.140 Amendment No. 1 to Separation Agreement and Release between the Company and Jay Oyakawa dated February 25, 2004 incorporated by reference from an exhibit filed with the Company's Quarterly Report on Form 10-QSB dated May 13, 2004.

10.141 Form of Securities Purchase Agreement between the Company and the investors in the May 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on June 1, 2004.

10.142 Form of Registration Rights Agreement between the Company and the investors in the May 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on June 1, 2004.

10.143 Form of Warrant between the Company and the investors in the May 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on June 1, 2004.

10.144 Amendment No. 2 to Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes between the Company and Marr Technologies B.V. effective May 26, 2004, incorporated by reference from an exhibit filed with the Company's report on Form 8-K on June 3, 2004.

10.145 Common Stock Purchase Warrant to Purchase 500,000 Shares of Common Stock issued by the Company to Marr Technologies B.V. dated May 26, 2004, incorporated by reference from an exhibit filed with the Company's report on Form 8-K on June 3, 2004.

10.146 2004 Incentive Plan, incorporated by reference from an exhibit filed with the Company's Registration Statement on Form S-8 on June 25, 2004.

10.147 Form of Securities Purchase Agreement between the Company and the investors in the July 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on July 13, 2004.

10.148 Form of Registration Rights Agreement between the Company and the investors in the July 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on July 13, 2004.

10.149 Form of Warrant between the Company and the investors in the July 2004 PIPE financing incorporated by reference from an exhibit filed with the Company's Report on Form 8-K on July 13, 2004.


10.150 Sublicense Agreement between the Company and Abbott Laboratories dated June 28, 2004 incorporated by reference from an exhibit filed with the Company's Quarterly Report on Form 10-QSB/A (No. 1) dated December 17, 2004.

10.151 License Agreement and Technology Transfer Agreement between the Company and Ani Biotech Oy dated as of September 30, 2004 incorporated by referenced from an exhibit filed with the Company's Report on Form 8-K/A (No. 1) on December 17, 2004.

10.152 License Agreement between the Company and Bio-Rad Laboratories, Inc. and Bio-Rad Pasteur dated September 28, 2004, incorporated by reference from an exhibit filed with the Company's Report on Form 8-K/A (No. 1) on December 17, 2004.

15.1 Letter from Odenberg Ullakko Muranishi & Co. LLP dated December 16, 2004 regarding Interim Financial Statements


16.1 Letter from KPMG LLP to SEC regarding Registrant's change in accountants; incorporated by reference from an exhibit filed on the Company's Report on Form 8-K dated January 2, 2004 and amended January 9, 2004.

21.1 Subsidiaries of the Registrant; incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-04105) filed on May 20, 1996, as amended to June 25, 1996, July 15, 1996 and July 26, 1996.

23.1 Consent of Odenberg Ullakko Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2     Consent of Baratta & Goldstein  (included  in opinion  filed as Exhibit
         5.1).

24.1     Power of Attorney (see page II-19 through II-20).

----------
^ Confidential treatment has been granted as to certain portions of this exhibit.